Exhibit 3.1

XAI OCTAGON FLOATING RATE & ALTERNATIVE INCOME TERM TRUST

AMENDMENT TO
STATEMENT OF PREFERENCES
OF
TERM PREFERRED SHARES
DATED MARCH 23, 2021
(“STATEMENT OF PREFERENCES”)

The undersigned officer of XAI Octagon Floating Rate & Alternative Income Term Trust (the “Trust”), a Delaware statutory trust, hereby certifies as follows:

WHEREAS, the Trust has established a Series of Term Preferred Shares designated as the “Series 2026 Term Preferred Shares” pursuant to Appendix A to the Statement of Preferences.

WHEREAS, pursuant to Section 2.12 of the Statement of Preferences, the Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise provided by this Statement of Preferences or required by applicable law) amend the Appendix to the Statement of Preferences relating to a Series so as to reflect any amendments to the terms applicable to such Series including an increase in the number of authorized shares of such Series.

NOW THEREFORE

1.       The following amendment to Appendix A to the Statement of Preferences has been duly adopted and approved by the Board of Trustees of the Fund:

The number of shares of the Trust’s Series 2026 Term Preferred Shares be increased from 1,196,000 to 1,596,000.

2.       Except as amended hereby, the Statement of Preferences, including Appendix A thereto, remains in full force and effect.

3.       An original copy of this Amendment shall be lodged with the records of the Trust and filed in such places as the Trustees deem appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, XAI Octagon Floating Rate & Alternative Income Term Trust, has caused these presents to be signed as of September 8, 2021 in its name and on its behalf by its Chief Financial Officer and Treasurer and attested by its Chief Legal Officer and Secretary. Said officers of the Trust have executed this amendment as officers and not individually, and the obligations and rights set forth in this amendment are not binding upon any such officers, or the trustees or shareholders of the Trust, individually, but are binding only upon the assets and property of the Trust.

XAI OCTAGON FLOATING RATE & ALTERNATIVE INCOME TERM TRUST

By:	/s/ Derek Mullins
	Name:	Derek Mullins
	Title:	Chief Financial Officer and Treasurer

ATTEST:

/s/ Benjamin D. McCulloch
Name:	Benjamin D. McCulloch
Title:	Chief Legal Officer and Secretary